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                                                                 Exhibit 21.1


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Subsidiaries                                            State of Incorporation
------------                                            ----------------------
Monarch Pharmaceuticals, Inc.                                 Tennessee

Parkedale Pharmaceuticals, Inc.                               Michigan

King Pharmaceuticals Research and Development, Inc.           Delaware

Jones Pharma Incorporated                                     Delaware

King Pharmaceuticals of Nevada, Inc.                          Nevada

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